                                                                EXHIBIT 25.1
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM T-1

                              STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE

           Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
                (Exact name of trustee as specified in its charter)

                                                  13-5266470
                                                  (I.R.S. employer
                                                  identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)           (Zip Code)
                            _______________________

                            THE WALT DISNEY COMPANY
              (Exact name of obligor as specified in its charter)

Delaware                                          95-4545390
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification no.)


500 South Buena Vista Street
Burbank, California                               91521
(Address of principal executive offices)          (Zip Code)

                           ___________________________
                             Senior Debt Securities
                      (Title of the indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          ----                                    -------
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1997 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                                 __________________


                                     SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of April, 1998.



                              CITIBANK, N.A.

                              By   /s/Carol Ng
                                   ---------------------------
                                   Carol Ng
                                   Vice President

                                  Charter No. 1461
                            Comptroller of the Currency
                               Northeastern District
                                REPORT OF CONDITION
                                   CONSOLIDATING
                                DOMESTIC AND FOREIGN
                                  SUBSIDIARIES OF
                                   Citibank, N.A.
of New York in the State of New York, at the close of business on December 31, 1997, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                                   ASSETS
                                                               Thousands
                                                               of dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances
     and currency and coin . . . . . . . . . . . . . . . .     $  7,788,000
     Interest-bearing balances . . . . . . . . . . . . . . .     14,245,000
Held-to-maturity securities. . . . . . . . . . . . . . . . .              0
Available-for-sale securities. . . . . . . . . . . . . . . .     28,951,000
     Federal funds sold and
     securities purchased under
     agreements to resell. . . . . . . . . . . . . . . . . .      9,776,000
Loans and lease financing receivables:
     Loans and Leases, net of unearned income. . . . . . . .   $153,670,000
     LESS: Allowance for loan and lease losses. . . . . . . .     4,264,000
Loans and leases, net of unearned income, allowance,
     and reserve . . . . . . . . . . . . . . . . . . . . . .    149,406,000
Trading assets . . . . . . . . . . . . . . . . . . . . . . .     36,106,000
Premises and fixed assets (including capitalized leases) . .      3,338,000
Other real estate owned. . . . . . . . . . . . . . . . . . .        609,000
Investments in unconsolidated
     subsidiaries and associated companies. . . . . . . . . .     1,320,000
Customers  liability to this bank
     on acceptances outstanding. . . . . . . . . . . . . . .      1,726,000
Intangible assets. . . . . . . . . . . . . . . . . . . . . .        164,000
Other assets . . . . . . . . . . . . . . . . . . . . . . . .      9,071,000
                                                               ------------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .   $262,500,000
                                                               ------------
                                                               ------------
                              LIABILITIES
Deposits:
     In domestic offices . . . . . . . . . . . . . . . . . .   $ 37,569,000
     Noninterest-bearing . . . . . . . . . . . . . . . . . .   $ 13,472,000
     Interest-bearing . . . . . . . . .. . . . . . . . . . .     24,097,000
In foreign offices, Edge and
     Agreement subsidiaries, and IBFs. . . . . . . . . . . .    141,000,000
     Noninterest-bearing . . . . . . . . . . . . . . . . . .      9,460,000
     Interest-bearing . . . . . .. . . . . . . . . . . . . .    131,540,000
Federal funds purchased and securities sold under
     agreements to repurchase . . . . . . .. . . . . . . . .      8,574,000
Trading liabilities. . . . . . . . . . . . . . . . . . . . .     27,811,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized leases):
     With a remaining maturity of one
     year or less. . . . . . . . . . . . . . . . . . . . . .      8,647,000
     With a remaining maturity of more
     than one year through three years . . . . . . . . . . .      2,530,000
     With a remaining maturity of more
     than three years. . . . . . . . . . . . . . . . . . . .        910,000
Bank's liability on acceptances executed and outstanding . .      1,826,000
Subordinated notes and debentures. . . . . . . . . . . . . .      5,600,000
Other liabilities. . . . . . . . . . . . . . . . . . . . . .     10,865,000
                                                               ------------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . .   $245,332,000
                                                               ------------
                                                               ------------
                            EQUITY CAPITAL
Perpetual preferred stock
     and related surplus . . . . . . . . . . . . . . . . . .               0
Common stock . . . . . . . . . . . . . . . . . . . . . . . .        $751,000
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . .       7,453,000
Undivided profits and capital re-
     serves. . . . . . . . . . . . . . . . . . . . . . . . .       9,318,000
Net unrealized holding gains (losses)
     on available-for-sale securities. . . . . . . . . . . .         345,000
Cumulative foreign currency
     translation adjustments . . . . . . . . . . . . . . . .        (699,000)
                                                                ------------
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . .    $ 17,168,000
                                                                ------------
TOTAL LIABILITIES, LIMITED LIFE PREFERRED STOCK, AND
     EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . . .    $262,500,000
                                                                ------------
                                                                ------------

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                            ROGER W. TRUPIN
                                                                 CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                            PAUL J. COLLINS
                                                               JOHN S. REED
                                                          WILLIAM R. RHODES
                                                                  DIRECTORS